                                                                   Exhibit 3.15

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                           AVIS LEASING CORPORATION

                                     * * *

   Avis Leasing Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

   FIRST: That the members of the Board of Directors of the Corporation, by telephone conference, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

   RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

          " 1. The name of the corporation is Avis Enterprises, Inc."

   SECOND: That the sole stockholder of the Corporation, by written consent, has consented to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS THEREOF, said Avis Leasing Corporation has caused its corporate seal to be affixed and this Certificate to be signed by the officers whose respective names and offices appear before this 30th day of September, 1986.

                                           AVIS LEASING CORPORATION

                                           By:    /s/ Steven L/ Greenberger
                                                  -----------------------------
                                           Title: Vice President

By:    /s/ Karen C. Sclafani
       -------------------------
Title: Assistant Secretary

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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             ALC TRUCK CORPORATION

   ALC TRUCK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

   FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

       RESOLVED, that the Certificate of Incorporation of ALC TRUCK CORPORATION be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

                           AVIS LEASING CORPORATION

   SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

   THIRD: That the, aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said ALC TRUCK CORPORATION has caused this Certificate to be signed by Robert P. Stelben its Vice President, and attested by Arlene Marovitz its Assistant Secretary, this 21st day of December, 1982.

                                              ALC TRUCK CORPORATION

                                              By: /s/ Robert P. Shelben
                                                  -----------------------------
                                                  Vice President

ATTEST:

By: /s/ Arlene Marovitz
    -------------------------
    Assistant Secretary

                         CERTIFICATE OF INCORPORATION
                                      OF
                             ALC TRUCK CORPORATION

       1. The name of the corporation is:

                             ALC TRUCK CORPORATION

       2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

       5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

       6. The name and mailing address of the incorporator is:

                         L. M. Curtis
                         100 West Tenth Street
                         Wilmington, Delaware 19801

       I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 15th day of October, 1982.

                                                  /s/ L. M. Custis
                                                  -----------------------------
                                                  L. M. Custis